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                                EXHIBIT (99)(a)
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PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                              THE BANK OF ORLEANS

                              ____________, 1995

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              THE BANK OF ORLEANS



   The undersigned shareholder of The Bank of Orleans, an Indiana state bank ("Orleans"), hereby appoints ____________, ____________ and ____________, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of Orleans which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the office of Orleans located at 200 South Maple Street, Orleans, Indiana on ____________, 1995, at ____________ __.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

    Proposal to approve an Agreement and Plan of Reorganization, dated October 18, 1994, as amended May 5, 1995, by and between Orleans and CNB Bancshares, Inc. ("CNB"), providing for CNB's acquisition of Orleans by means of the merger of Orleans Interim Bank, an Indiana state bank and a wholly owned subsidiary of CNB, with and into Orleans.

             ______ FOR            ______ AGAINST            ______ ABSTAIN

    Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Reorganization.

             ______ FOR            ______ AGAINST            ______ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Prospectus/Proxy Statement accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _________________, 1995



                               -----------------------------------------------
                               Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such.
                               A corporation should sign by an authorized officer and affix seal.